SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-505I8 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

     Item 3.02 Unregistered Sales of Equity Securities

     The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 8 – Other Events

     Item 8.01 Other Events

     On December 3, 2004, Franklin Bank Corp., a Delaware corporation (“Franklin”), completed the previously announced acquisition of Cedar Creek Bancshares, Inc., a closely-held Texas corporation (“Cedar Creek”) headquartered in Seven Points, Texas and the holding company for Cedar Creek Bank. Pursuant to the Agreement and Plan of Merger dated as of September 3, 2004 (the “Merger Agreement”) by and among Franklin, Cedar Creek and FBC Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of Franklin (“FBC Acquisition”), FBC Acquisition was merged with and into Cedar Creek, with Cedar Creek surviving the merger (the “Merger”). As a result of the Merger, Cedar Creek became a wholly-owned subsidiary of Franklin and the shareholders of Cedar Creek became entitled to receive an aggregate of $11,318,592 in cash and 670,522 shares of Franklin common stock. The number of shares of Franklin common stock issued in the merger was based on the average daily volume-weighted average prices of such common stock over the forty consecutive trading days ending the second business day prior to the closing. The Merger constituted a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. As of September 30, 2004, Cedar Creek had approximately $104.9 million in assets, $93.2 million in deposits and $11.4 million in shareholders’ equity.

     Immediately following the Merger, Cedar Creek Bank was merged with and into Franklin’s banking subsidiary, Franklin Bank, S. S. B., with Franklin Bank surviving the merger. Cedar Creek has been dissolved and its remaining assets distributed to Franklin.

     The shares of Franklin common stock issued in the Merger were issued in reliance of the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and Regulation D promulgated thereunder. Franklin has agreed, as soon as practicable after the expiration of 60 days from the consummation of the Merger, but within 120 days after consummation of the Merger, to file a shelf registration statement under the Securities Act of 1933, as amended (“Securities Act”), registering the resale by the former shareholders of Cedar Creek the shares of Franklin common stock received by them in the Merger. Franklin will bear all expenses of such registration, other than the expenses of any separate counsel for the selling shareholders and any discounts, selling commissions or brokerage fees incurred by the selling shareholders in connection therewith.

     A copy of the press release announcing completion of the Merger is filed as part of this Form 8-K as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., FBC Acquisition LLC and Cedar Creek Bancshares, Inc. dated as of September 3, 2004 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K dated September 3, 2004).

Exhibit 99.1	Press release of Franklin Bank Corp. dated December 6, 2004

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: December 7, 2004	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among Franklin Bank Corp., FBC Acquisition LLC and Cedar Creek Bancshares, Inc. dated as of September 3, 2004 (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K dated September 3, 2004).

99.1	Press release of Franklin Bank Corp. dated December 6, 2004